Exhibit 10.1

TRUST AGREEMENT

THIS AGREEMENT made this 27th day of July, 2004, by and among Rotech Healthcare, Inc., a Delaware corporation (hereinafter referred to as “Company”, which term shall include all successors and/or related entities thereto which have adopted the Rotech Healthcare Inc. Employees Plan (the “Plan”) and/or agreed to be bound by this Trust Agreement) and Wachovia Bank, National Association as directed trustee (“Directed Trustee”).

W I T N E S S E T H:

WHEREAS, Company this day maintains the Plan for its employees; and

WHEREAS, the Plan, is designed to comply with applicable provisions of the Internal Revenue Code of 1986 as amended (“Code”) and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

WHEREAS, the Company has established a Trust and desires to appoint Wachovia Bank, National Association to serve as the Directed Trustee to hold and administer property contributed by the Company (and the income thereon) pursuant to the terms of the Plan and this Trust Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and intending to be legally bound hereby, it is agreed by and between the Company and the Directed Trustee as follows:

ARTICLE I

ESTABLISHMENT OF THE TRUST FUND

1.1 The Company hereby establishes with the Directed Trustee a trust consisting of such sums of money or property as shall from time to time be paid to the Directed Trustee under the Plan, and such earnings, profits, increments, additions and appreciation thereto and thereon as may accrue from time to time. All such sums of money, all investments made therewith or proceeds thereof, and all earnings, profits, increments, appreciation and additions thereto and thereon, less the payments which shall have been made by the Directed Trustee, as authorized herein, to carry out the Plan, are referred to herein as the “Trust Fund”.

1.2 The Directed Trustee shall not be responsible for the collection of any funds required by the Plan to be paid by the Company to the Directed Trustee, nor shall the Directed Trustee be responsible for ensuring the timely payment of contributions. The Directed Trustee is not obligated to see that funds deposited with it are deposited according to the provisions of the Plan.

1.3 It shall be the duty of the Directed Trustee hereunder:

(a) To hold, invest, and reinvest the Trust Fund, as provided in Article II, and to manage, and administer the Trust Fund.

(b) From time to time, on the written direction of the plan administrator for the Plan (the “Plan Administrator”), to make payments out of the Trust Fund to such persons, in such manner, in such amounts, and for such purposes as may be specified in such written direction. The Directed Trustee shall be under no liability for any payment made by it pursuant to such a direction except to the extent of the Directed Trustee’s negligence, willful misconduct or lack of good faith.

1.4 The Directed Trustee may refuse to accept any property which it, in its sole discretion, deems unsuitable.

ARTICLE II

INVESTMENT OF THE TRUST FUND

2.1 The Directed Trustee shall invest and reinvest the principal and income of the Trust Fund pursuant to the written, telephone or computer generated direction of the Company, the “Named Fiduciary” (as authorized under the Plan document), a duly authorized “Investment Advisor” (within the meaning of 29 C.F.R. 2910.3-21(c)) or a Plan Participant (if permitted under the Plan document), or by any other party to whom authority to give such directions, requests or approvals is delegated by the Company and keep the same invested without distinction between principal and income. The Directed Trustee shall not make any determination which shall cause it to be deemed a “Fiduciary” (as defined under Section 3(21) of ERISA) under the Plan with regard to such investment or reinvestment.

2.2 The Directed Trustee shall have the following powers in addition to the powers customarily vested in trustees by law and in no way in derogation thereof:

(a) With any cash at any time held by it, to purchase or subscribe for any authorized investment, and to retain such authorized investment in trust.

(b) To sell for cash or on credit, convert, redeem, exchange for another authorized investment, or otherwise dispose of, any authorized investment at any time held by it.

(c) To retain uninvested all or any part of the Trust Fund and to deposit the same in an interest-bearing account in any banking or savings institution including the Directed Trustee’s savings department, but solely in accordance with and as directed in writing by the Company or its authorized representative.

(d) To exercise any option appurtenant to any authorized investment in which the Trust Fund is invested for conversion thereof into another authorized investment, or to exercise any rights to subscribe for additional authorized investments and to make all necessary payments therefor, in accordance with and as directed in writing by the Company or its authorized representative.

(e) Pursuant to the written direction of the Company or its authorized representative, to join in, consent to, dissent from, or oppose, the reorganization, recapitalization, consolidation, sale, merger, foreclosure, or readjustment of the finances of any corporations or properties in which the Trust Fund may be invested, or the sale, mortgage, pledge or lease of any such property or the property of any such corporation upon such terms and conditions as it may deem wise; to do any act (including the exercise of options, making of agreements or subscriptions, and payment of expenses, assessments, or subscriptions) which may be deemed necessary or advisable in connection therewith; and to accept any authorized investment which may be issued in or as a result of any such proceeding, and thereafter to hold the same.

(f) To vote, in person or by general or limited proxy, at any election of any corporation in which the Trust Fund is invested, and similarly to exercise, personally or by a general or limited power of attorney, any right appurtenant to any authorized investment held in the Trust Fund, in accordance with and as directed in writing by the Company or its authorized representative.

(g) Pursuant to the written direction of the Company or its authorized representative, to sell, either at public or private sale, option to sell, mortgage, lease for a term of years less than or continuing beyond the possible date of the termination of the Trust Fund created hereunder, partition or exchange any real property which may from time to time or at any time constitute a portion of the Trust Fund, for such prices and upon such terms as it may deem best, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereof to the purchaser, free and discharged of all trusts and without liability on the part of such purchasers to see to the proper application of the purchase price.

(h) To purchase authorized investments at a premium or discount in accordance with and as directed in writing by the Company or its authorized representative.

(i) To employ suitable agents, actuaries, accountants, investment advisors or managers and counsel and to pay their reasonable expenses and compensation.

(j) To cause any investment in the Trust Fund to be registered in, or transferred into, its name as Directed Trustee or the name of its nominee or nominees or to retain them unregistered or in form permitting transfer by delivery, but the books and records of the Directed Trustee shall at all times show that all such investments are part of the Trust Fund, and the Directed Trustee shall be fully responsible for any misappropriation or defalcation in respect of any investment held by its nominee or held in unregistered form and shall cause the indicia of ownership to be maintained within the jurisdiction of the district courts of the United States.

(k) To do all acts which it may deem necessary or proper and to exercise any and all powers of the Directed Trustee under this Agreement upon such terms and conditions which it may deem are for the best interests of the Trust Fund.

2.3 “Authorized Investment” as used in this Article II shall mean bonds, debentures, notes, or other evidences of indebtedness; stocks (regardless of class), or other evidences of ownership, in any corporation, mutual investment fund, put or call options traded on a national exchange, common or collective trust fund, pooled investment fund, investment company, association, or business trust; life insurance, retirement income or annuity contracts; and real and personal property of all kinds, including leaseholds on improved and unimproved real estate. “Authorized Investments” shall not be limited to that class of investments which are defined as legal investments for trust funds under the laws of North Carolina or of any other jurisdiction. Obligations or securities of the Company which constitute qualifying employer securities within the meaning of Section 407(d) of ERISA, as amended, shall not be excluded from the term “authorized investments”, provided, however, that this provision shall not be construed as purporting to exempt employer securities (or any employer real estate which constitutes qualifying employer real property within the meaning of Section 407(d) of ERISA, as amended) from any limitation of investment imposed thereon by federal statute.

ARTICLE III

ACCOUNTS TO BE KEPT AND RENDERED BY THE DIRECTED TRUSTEE

3.1 The Directed Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, including such specific records as shall be required by law and such additional records as may be agreed upon in writing between the Company and the Directed Trustee. In compiling such information with respect to any investment which does not have a readily ascertainable market value, including but not limited to Company stock, the Directed Trustee shall be entitled to rely on the Company’s determination of value and shall have no duty to verify the accuracy of the Company’s determination. All accounts, books and records relating thereto shall be open to inspection and audit by any person or persons designated by the Plan Administrator or the Company, at all reasonable times.

3.2 Within ninety (90) days following the close of each year of the Plan or the receipt of the Company’s contribution for such year, whichever is the latter, the Directed Trustee shall file with the Plan Administrator a written account, setting forth all investments, receipts and disbursements, and other transactions effected by it during such year of the Plan or during the period from the close of the last preceding year of the Plan to the date of such removal or resignation, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held at the end of such year or as of the date of removal or resignation, as the case may be. Neither the Company nor the Plan Administrator nor any other person shall have the right to demand or to be entitled to any further or different accounting by the Directed Trustee, except as may be required by statute or by regulations published by federal government agencies with respect to reporting and disclosure.

3.3 Upon the expiration of one hundred eighty (180) days from the date of filing such annual or other account, the Directed Trustee shall be forever released and discharged from any liability or accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to any acts or transactions as to which the Plan Administrator shall within such ninety-day period file with the Directed Trustee a written statement claiming negligence or willful misconduct or lack of good faith on the part of the Directed Trustee. With respect to alleged breaches under ERISA (and amendments thereto), the Directed Trustee shall be entitled to rely upon the statutes of limitations set forth therein.

ARTICLE IV

THE DIRECTED TRUSTEE

4.1 The Directed Trustee accepts the Trust Fund hereby created and agrees to perform the duties hereby required by it, subject, however, to the following conditions:

(a) The Directed Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request or approval given by the Company, the Plan Administrator or by any other party to whom authority to give such directions, requests or approvals is delegated under the powers conferred under the Plan or this Trust

Agreement, except to the extent of the Directed Trustee’s negligence, willful misconduct or lack of good faith.

(b) The Directed Trustee shall receive as compensation for its services such amounts as may be agreed upon at the time of execution of this Trust Agreement, subject to change at any time and from time to time by agreement between the Company and the Directed Trustee. Except as otherwise provided herein, the Directed Trustee’s compensation and any other proper expense of the Directed Trustee for the Trust Fund (unless payable out of the Directed Trustee’s compensation) including all real and personal property taxes, income taxes, transfer taxes, and other taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the Trust Fund hereby created, or any money, property or securities forming a part thereof shall be paid out of the Trust Fund. The Company shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Trust Fund from the obligation of bearing such expenses.

(c) The Directed Trustee shall not be answerable for any action taken pursuant to any direction, consent, request, or other paper or document on the belief that the same is genuine and signed by the proper person if such direction, consent, request or other paper or document relates to a matter with respect to which the purported initiator or signatory has authority under the Plan, except to the extent of the Directed Trustee’s negligence, willful misconduct or lack of good faith.

(d) The Directed Trustee shall be indemnified and held harmless by the Company against any actions, claims, demands, losses, damage, or expense of any kind (including attorneys fees), or liabilities (referred to collectively as “Claims”) which it or any of its agents, employees, nominees, or affiliated organization may at any time sustain or incur if such claims arise out of the events occurring by reason of Directed Trustee having acted pursuant to any direction, consent, request, or other paper or document it believed to be genuine, except to the extent of the Directed Trustee’s negligence, willful misconduct or lack of good faith. The Directed Trustee may begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Directed Trustee is not obligated or required to do so unless indemnified to its satisfaction.

4.2 Upon the appointment of the Plan Administrator and upon any change in the Plan Administrator, the Company shall advise the Directed Trustee in writing thereof, and the Directed Trustee shall be fully protected in assuming that there has been no change until so advised by the Company.

4.3 The Directed Trustee acting hereunder may resign at any time by giving sixty (60) days’ written notice to the Plan Administrator and may be removed at any time, with or without cause, by the Board of Directors of the Company. The Company may terminate the Directed Trustee at any time by giving sixty (60) days written notice to the Directed Trustee. Within forty-five (45) days of the date of the notice of termination or resignation, the Company shall notify the Directed Trustee in writing of the name of the successor trustee. The above notwithstanding, resignation or termination may be made effective at any time upon mutual consent of the parties. Upon the effective date of the resignation or removal of the Directed Trustee, or upon the date on which there is no longer any property held under the Trust, if earlier, the Directed Trustee shall be forever released and discharged from any liability or accountability to anyone with respect to its actions as Directed Trustee.

4.4 Except to the extent specifically provided under this Trust Agreement, the Directed Trustee shall not act, nor be under any obligation to act, absent direction of the Company or Named Fiduciary.

ARTICLE V

AMENDMENTS TO TRUST AGREEMENT -

DISCONTINUANCE OF PLAN

5.1 The provisions of this Trust Agreement may be amended at any time and from time to time by the Company provided that:

(a) No such amendment shall be effective unless the Plan and the Trust Agreement, as so amended, shall be for the exclusive benefit of the employees of the Company or their respective beneficiaries.

(b) No such amendment shall operate to deprive a Participant of any right or benefit irrevocably vested in him under the Plan or Trust Agreement prior to such amendment.

(c) No such amendment which may affect the Directed Trustee shall be effective until the Directed Trustee has consented thereto.

(d) Each such amendment shall be effective when adopted by the Board of Directors of the Company, and filed with the Directed Trustee, except that where the consent of the Directed Trustee is required, any such amendment shall not become effective until the Directed Trustee has given its consent by approving the copy of the amendment filed with it.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Any person dealing with the Directed Trustee may rely upon a copy of this Trust Agreement and any amendments hereto, certified to be a true and correct copy by any officer of the Directed Trustee.

6.2 Other than as provided in Section 4.1 and 6.3 hereof, in no circumstances, whether upon amendment or termination of this Trust Agreement, or otherwise, shall any part of the Trust Fund be used for or diverted to any purposes other than the exclusive benefit of employees of the Company who are Participants under the Plan, or their beneficiaries.

6.3 Neither this Trust Agreement nor the Plan shall prohibit any of the following transactions, each of which is specifically authorized hereby, to the extent permitted by Section 403(c) of ERISA:

(a) The return to the Company of all or any part of one or more contributions made by the Company by reason of a mistake of fact if such return is made within one (1) year after the payment of such contribution;

(b) The return to the Company of all or any part of one or more contributions made by the Company if all of the following conditions apply: (i) the contribution was conditioned on the qualification of the Plan under Section 401 or 403(a) of the Internal Revenue Code of 1986 (or successor provisions of that or other statutes of similar intent), (ii) the Plan is found not to so qualify, and (iii) the contribution(s) is/are returned to the Company within one (1) year of the date of denial of qualification of the Plan; and

(c) The return to the Company of any contribution for which a federal income tax deduction is wholly or partially disallowed under Section 404 of the Internal Revenue Code of 1986 (or successor provisions of that or other statutes of similar intent), to the extent of such disallowances, if the (i) contribution, when made, was conditioned upon its deductibility for federal income tax purposes and (ii) the return of the contribution occurs within one (1) year after the disallowance of the deduction.

This Section 6.3 shall not be construed to permit any payment which would deprive the Trust Fund of its exempt status.

6.4 In the event of any conflict between the provisions of the Plan and the Trust Agreement, the latter shall control.

6.5 The term “Plan” whenever used herein shall mean the Plan as amended from time to time, and the Company will cause a copy of any amendment or a copy of the Plan, as amended, revised or changed, in any way and from time to time to be delivered to the Directed Trustee.

6.6 Any term used herein which is defined in the Plan shall be considered to have the same meaning as in the Plan unless the contrary is clearly indicated.

6.7 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original and said counterparts shall constitute one and the same instrument.

6.8 This Trust Agreement shall be construed, enforced and regulated under federal law, and to the extent (if any) not preempted thereby, under the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Company and the Directed Trustee have caused this Trust Agreement to be executed and attested as of the day and year first above written.

Wachovia Bank, National Association	Rotech Healthcare, Inc.

By:	By:

Title:	Title: